UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2022

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2022, Agrify Corporation (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”), which was approved by the Company’s stockholders at a Special Meeting of Stockholders of the Company held on October 14, 2022 (the “Special Meeting”) and by the Company’s Board of Directors.

The Certificate of Amendment effects a 1-for-10 reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in which each ten (10) shares of Common Stock issued and outstanding as of 12:01 a.m. Pacific Time on October 18, 2022 (the effective time of the reverse stock split) will be combined and converted into one share of Common Stock. While the reverse stock split will decrease the number of outstanding shares of Common Stock, it will not change the total number of shares of Common Stock authorized for issuance by the Company, nor will it change the par value of the Common Stock. The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining its listing on The Nasdaq Capital Market.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Instead, stockholders who would otherwise hold a fractional share of Common Stock will receive a whole share in lieu thereof.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company expects that the reverse stock split-adjusted shares of its Common Stock will begin trading on The Nasdaq Capital Market at the open of the market on October 18, 2022 under the new CUSIP number 00853E206. No change will be made to the trading symbol for the Common Stock, “AGFY”, in connection with the reverse stock split.

In connection with the reverse stock split, proportional adjustments will be made to (i) the number of shares of Common Stock underlying the Company’s outstanding stock options and warrants, (ii) the exercise price or conversion price (as applicable) of the Company’s outstanding stock options and warrants, and (iii) the number of shares reserved for issuance under the Company’s equity incentive plan.

Item 5.07 Submission of Matters to a Vote of Security Holders

On October 14, 2022, the Company held the Special Meeting virtually, commencing at 10:00 a.m. Eastern Time.  Of the Company’s 26,678,477 shares of common stock issued and outstanding and eligible to vote as of the record date of September 6, 2022, a quorum of 14,894,954 shares, or approximately 55.83% of the eligible shares, were represented at the virtual Special Meeting either in person or by proxy.

A description of each matter voted upon at the Special Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 19, 2022 (the “Proxy Statement”). The matters voted upon at the Special Meeting and the final results of such voting are set forth below:

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Proposal 1 – Approval of Issuance of Shares Upon Exercise of Warrants

The issuance of up to 21,108,751 shares of Common Stock upon the exercise of warrants of the Company (the “Warrants”) issued in connection with the issuance of a senior secured note and the exchange of previously issued warrants in August 2022, and the reduction of the exercise price of certain of those Warrants under certain circumstances, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,772,215	660,444	52,681	7,409,614

Proposal 2 – Approval of Reverse Stock Split Authority

An amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the shares of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
13,985,128	773,798	136,028

Proposal 3 – Adjournment of Special Meeting

The adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting, was approved, although no such adjournment was required due to the approval of Proposals 1 and 2. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
13,549,277	1,187,352	158,325

Item 8.01. Other Events.

On October 17, 2022, the Company issued a press release announcing the effective date of the reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Amendment to Articles of Incorporation of Agrify Corporation, filed October 14, 2022.

99.1	Press Release of Agrify Corporation, dated as of October 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: October 17, 2022	By:	/s/ Timothy R. Oakes
Timothy R. Oakes
Chief Financial Officer

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